Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (SEC File No. 333-120121) on Form S-8 of our report dated March 26, 2004 relating to the financial statements that appear in The Project Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.


Thomas Leger & Co., L.L.P.

Houston, Texas
November 11, 2004